UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2011

REAL ESTATE ASSOCIATES LIMITED III

(Exact name of Registrant as specified in its charter)

California	0-10673	95-3547611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited III, a California limited partnership (the “Registrant”), holds a 99% limited partnership interest in Santa Maria Limited Dividend Partnership Associates, a Massachusetts limited partnership (“Santa Maria”).  On October 26, 2011, Santa Maria entered into a purchase and sale contract to sell its investment property to a third party, Intercoastal Property Group, Inc., a California corporation (the “Purchaser”), for a gross sales price of $2,600,000.  After payment of closing costs and repayment of the notes payable encumbering the property, the Registrant expects to receive approximately $330,000 in advance repayments and distributions. The Registrant’s investment balance in Santa Maria was zero as of June 30, 2011 and December 31, 2010.

The Registrant also holds a 99% limited partnership interest in Marina Del Rey Limited Dividend Partnership Associates, a Massachusetts limited partnership (“Marina Del Rey”). On October 26, 2011, Marina Del Rey entered into a purchase and sale contract to sell its investment property to the Purchaser for a gross sales price of $2,750,000.  After payment of closing costs and repayment of the notes payable encumbering the property, the Registrant expects to receive approximately $500,000 in advance repayments and distributions. The Registrant’s investment balance in Marina Del Rey was zero as of June 30, 2011 and December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED III

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: November 1, 2011